SCHEDULE 14C /A
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[  ] Definitive Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule
14c-5(d)(2))

FEMONE, INC.
(Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

[  ] Fee paid previously with preliminary materials

[  ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

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FEMONE, INC.
1905 ASTON AVENUE, SUTIE 101
CARLSBAD, CA, USA 92008

INFORMATION STATEMENT PURSUANT TO SECTION 14C
OF THE SECURITIES EXCHANGE ACT OF 1934

April ___, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The purpose of this information statement (the “Information Statement”) is to inform the holders of record, as of the close of business on *, 2006 (the “Record Date”) of shares of common stock, par value $.001 per share (the “Common Stock”), of FemOne, Inc. a Nevada corporation (the “Company”), that the holders of 79,540,071shares of the Company’s Common Stock, voting as one class, have consented in writing as of March 24, 2006 to the following corporate actions:

1.	Change the legal name of our corporation from FemOne, Inc. to ACTIS Global Ventures, Inc.

2.	Increase the authorized common stock of the Company, par value $.001 to five billion (5,000,000,000) shares.

3.	Amend and restate the Company’s Articles of Incorporation to reflect the foregoing actions and file with the Nevada Office of the Secretary of State restated Articles of Incorporation

The Company’s board of directors has approved, and a total of three (3) stockholders owning 79,540,071 shares of our outstanding Common Stock have consented in writing to, the actions described in this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock entitled to vote and are sufficient under the Nevada Revised Statutes and the Company’s Bylaws to approve the action. Accordingly, the Company will not submit the actions to the other stockholders of the Company for a vote, and a Special Meeting of the stockholders to approve the actions described in this Information Statement is unnecessary.

The Company is required to send this Information Statement to its stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While you are not required to take any action in response to this Information Statement, the Company urges you to read it carefully.

This Information Statement is first being furnished by the Company to its stockholders on or about *, 2006. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2006.

ACTIONS BY BOARD OF DIRECTORS AND
CONSENTING STOCKHOLDERS

General

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address: FemOne, Inc., 1905 Aston Avenue, Suite 101, Carlsbad, CA 92008.

 Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

        Pursuant to the Company Articles of Incorporation and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding capital stock is required to take the actions described in this Information Statement. The Company’s Articles of Incorporation do not authorize cumulative voting. As of the Record Date, the Company had 500,000,000 authorized shares of Common Stock, of which * were issued and outstanding. A total of * shares are entitled to vote. The consenting stockholders, who consist of three (3) current stockholders of the Company, are collectively the record and beneficial owners of  79,540,071 shares which represents 50.57% of the issued and outstanding shares of Common Stock. Pursuant to Chapter 78.325 of the Nevada Revised Statutes, the consenting stockholders voted in favor of the actions described by written consent, dated March 24, 2006. The actions taken by the Company’s board of directors and the consenting stockholders will become effective on or about *, 2006, which is at least 20 days from the mailing of this Information Statement to the stockholders of record on the Record Date. No consideration was paid to the consenting stockholders to obtain their written consent to these actions.

DISSENTERS' RIGHTS OF APPRAISAL

There is no provision in the Nevada General Corporation law, or in our Articles of Incorporation or Bylaws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the Proposals described in this Information Statement.

VOTING SECURITIES

  In accordance with the Company Bylaws, the Company’s board of directors has fixed the close of business on *, 2006 as the record date for determining the stockholders entitled to notice of the above noted action. The approval of the increase in the shares of common stock of the Company requires the affirmative vote of a majority of the shares of Common Stock issued and outstanding as of the record date at the time the vote is taken. As of the Record Date, * shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote.

PROPOSAL 1

AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE LEGAL NAME OF
THE COMPANY FROM FEMONE, INC. TO ACTIS GLOBAL VENTURES, INC.

General

On March 17, 2006, the Board of Directors unanimously adopted a resolution approved and recommended to the stockholders for their approval, an amendment the Company’s Articles of Incorporation to change the name of the Company to ACTIS Global Ventures, Inc. On March 24, 2006, the holders of 50.57% of the Company’s common stock, voting as one class, consented to the name change of the Company to ACTIS Global Ventures, Inc. The name change will become effective upon the filing of an amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada.

Purpose

The Board of Directors believes that the name change would be in the best interests of the Company. Its current name FemOne, Inc. no longer suits its business model, as a global marketing and distribution company. The Board of Directors believes that the new name, ACTIS Global Ventures, Inc. will better reflect the Company’s long-term strategy and identity. The Company will retain the name FemOne as the name of its nutritional product line designed for women.

Proposal 2

INCREASE THE COMPANY’S AUTHORIZED COMMON STOCK TO 5,000,000,000 SHARES

General

On March 17, 2006, the Board of Directors unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, an amendment the Company’s Articles of Incorporation to increase the authorized common stock of the Company from 500,000,000 common shares, par value $0.001 to 5,000,000,000 common shares, par value $0.001. On March 24, 2006, the holders of 50.57% of the Company’s common stock, voting as one class consented to the filing of an amendment to the Company’s Articles of Incorporation to increase the authorized common stock of the Company to 5,000,000,000 shares.

Purpose

The increase in our authorized shares of common stock is necessary to fulfill contractual obligations as discussed below. The Board believes that the increase in authorized common shares would also provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions and expanding the Company’s business through investments, management incentive plans, employee benefit plans, and for other purposes.

The Company entered into Securities Purchase Agreements with certain investors (the "Investors") as between July 2004 and October 2004, under which the Investors purchased 12% Callable Convertible Promissory Notes and 9,000,000 Warrants to purchase common stock of the Company for aggregate gross proceeds of $3,000,000, (the “12% Notes), and in June 2005, under which the Investors purchased 8% Callable Convertible Promissory Notes and 44,000,000 Warrants to purchase common stock of the Company for aggregate gross proceeds of $1,500,000 (the “8% Notes”) (the 12% Notes and the 8% Notes are collectively referred to herein as the “Notes”). As a part of these financings, we are required to reserve for issuance two times the number of shares issuable underlying these agreements. The Company’s current authorized shares of 500,000,000, is not sufficient to meet this requirement. Accordingly, we have agreed to increase our authorized but un-issued number of shares so that we can satisfy our contractual obligations under these agreements.

The 12% Notes expire two years from the date of issuance and, at the option of the investors, are convertible into shares of our common stock at a conversion price equal to the lower of (1) the average of the three lowest intraday trading prices for our company's common stock as quoted by the OTCBB during the 20 days prior to the date of conversion, or (2) a fixed price of $0.75 per note. The 12% Notes accrue interest at the rate of 12% per year and interest payments are due quarterly. As of the Record Date, the investors have elected to have the interest payments converted to shares of common stock. Any amount of principal or interest which is not paid when due carries interest at the rate of 15%. In the event of a default under the Notes, the Investors may elect to demand that we pay 130% of the principal and accrued interest and penalties owed on the Notes. Until such time as they are converted or repaid, the 12% Notes are secured by a first lien upon all of our assets under a Security Agreement. The 12% Notes’ obligations are further guaranteed by a Guarantee and Pledge Agreement with our principal officers, who have pledged 50% of their individual stock holdings at the time of the July 2004 closing, as collateral for the note obligations. In connection with the issuance of the 12% Notes, we issued 9,000,000 stock purchase warrants, at an exercise price of $0.37 per share. On March 31, 2006, the Warrant Agreements were amended to change the exercise price to $0.06 per share on 3,000,000 warrants, $0.15 per share on 3,000,000 warrants and $0.20 per share on 3,000,000 warrants and to extend the term of the warrants to March 31, 2011. To date, none of the warrants have been exercised. If the Investors were to exercise the outstanding warrants, we will receive $1,230,000 which will be utilized for working capital.

Under the terms of the 12% Notes we were required to register the common stock underlying the notes and warrants within 120 days of executing the agreements. The Registration Statement on Form SB-2 was declared effective on September 9, 2004 registering 75,167,857 shares of common stock underlying the 12% Notes and warrants.. From October 2004 through December 31, 2005, the holders of the 12% Notes have converted principal amount of $805,530 issuing an aggregate total of 71,080,000 from this registration statement. Currently, the principal amount of $3,694,470 of the 12% Notes plus accrued interest in the amount of $331,457 have not been converted into our common stock.

The 8% Notes expire three years from the date of issuance and are convertible into shares of common stock of our company at a conversion price equal to the lower of (1) the average of the three lowest intraday trading prices for our company’s common stock as quoted by the OTCBB during the 20 days prior to the date of conversion, or (2) a fixed price of $0.40. Until such time as they are converted or repaid, the 8% Notes are secured together with the 12% Notes, described below, by a first lien upon the assets of our company under a Security Agreement covering all of our company’s tangible and intangible assets. Its obligations are further guaranteed by a Guarantee and Pledge Agreement with the principal officers of our company, who have pledged 50% of their individual stock holdings as collateral for the convertible note obligations. In connection with the issuance of the 8% Notes, our company issued 44,000,000 stock purchase warrants, at an exercise price of $0.25 per share. Under the terms of the 8% Notes we are required to register the shares underlying the 8% Notes and the warrants with the SEC within 30-days of the request for registration by the note holders, and no sooner than 90-days from the closing date. On March 31, 2006, the Warrant Agreements were amended to change the exercise price to $0.06 per share on 14,666,667 warrants, $0.15 per share on 14,666,667 warrants and $0.20 per share on 14,666,666 warrants and to extend the term of the warrants to March 31, 2011. To date, none of the warrants have been exercised. If the Investors were to exercise the outstanding warrants, we will receive $6,013,000 which will be utilized for working capital.

Under the terms of the 8% Notes, we are required to register the common shares underlying the notes and warrants within 30-days of receipt of a request for registration from the note holders. To date we have not received this request from the note holders.

Under the terms of both the 12% Notes and 8% Notes, we are required to maintain a sufficient number of authorized but unissued shares to allow for the issuance of up to two times the number of shares of common stock which are convertible under all outstanding convertible notes and exercisable under all outstanding warrants, in each case as of the date of calculation. The conversion price to be used in making such calculation is the average of the three lowest intra-day trading prices for our stock during the preceding twenty trading days. Based upon the price of our common stock on March 31, 2006, the total number of shares which we are required to have on reserve against the conversion of the Notes, accrued interest and exercise of the warrants is 390,547,417, which exceeds the number of authorized shares of common stock which we currently have available to us. In addition, based on our current stock price, it is necessary for us to file a new registration statement as early as possible after we have completed our amendment to our Articles of Incorporation to increase our authorized number of shares to register additional shares to allow for additional conversions of the 12% Notes We are currently in default under our convertible note agreements until we effect this authorization of additional shares and cure the default.

On March 23, 2006, the Company entered into an Amendment to the Notes to amend the conversion price equal to the lesser of $.40 and (ii) the Variable conversion price, as defined in the Notes. The applicable Percentage as such term is defined in the Notes was amended to be 40%.

Except for the foregoing, there are currently no other plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized.

The following are the risks associated with the Securities Purchase Agreements:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of March 31, 2006, we had 157,285,122 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into estimated 337,547,417 shares of common stock at current market prices and outstanding warrants to purchase 53,000,000 shares of common stock. The number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, will be freely tradeable upon the effectiveness of a Registration Statement which includes those shares. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of March 31, 2006 of $.0044.

% BELOW			NUMBER OF
MARKET	PRICE PER SHARE	DISCOUNT OF 40%	SHARES ISSUABLE
25%	$0.03	$0.012	279,884,106
50%	$0.02	$0.008	419,826,159
75%	$0.01	$0.004	839,652,318

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Currently, we do not have enough shares authorized for these amounts. We intend to amend our Articles of Incorporation to increase our authorized shares of common stock from 500,000,000 to 5,000,000,000, 20 days after the mailing of this information statement.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the investors convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The investors could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of the secured convertible notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investors may ultimately convert and sell the full amount issuable on conversion. Although the investors may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

As of March 31, 2006, we have outstanding an aggregate of $4,007,511 convertible Notes. In addition pursuant to the terms of the Notes, we are in default for failure to have in reserve 390,711,596 shares of common stock in reserve to allow for conversion of the Notes, accrued interest and exercise of warrants. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action may require us to curtail or cease operations.

We anticipate filing an amendment and restatement of our Articles of Incorporation with the Nevada Office of the Secretary of State, in substantially the form attached as Exhibit A to this Information Statement, shortly after the expiration of 20 days of the mailing of this Information Statement to our shareholders of record.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

On March 17, 2006, our Board approved the filing of Restated Articles of Incorporation with the Nevada Office of the Secretary of State to reflect our name change and increase in our authorized common stock in the interest of having a single document for ease of reference. While we could merely amend our Articles to reflect the planned name change and increase in our authorized common stock, management believes it would be in the best interests of the Company and its shareholders to have to obtain only one document to determine the provisions set forth in our Articles of Incorporation.

Our Board recommended that the Company’s shareholders approve and ratify such action. On March 24, 2006, the holders of 50.57% of the Company’s common stock, voting as one class, consented in writing to the filing of Restated Articles of Incorporation as described herein. As stated above, we anticipate filing an Amendment and Restatement of Articles of Incorporation with the Nevada Secretary of State in substantially the form attached as Exhibit A to this Information Statement shortly after the expiration of 20 days of the mailing of this Information Statement to our shareholders of record.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table indicates beneficial ownership of Company common stock as of April 14, 2006 by:

•	By each person or entity known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock;

•	By each executive officer and director of the Company; and

•	By all executive officers and directors of the Company as a group.

Unless other indicated, the address of each beneficial owner listed below is c/o FemOne, Inc., 1905 Aston Avenue, Suite 101, Carlsbad, CA 92008.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Name and Address of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Voting Stock Beneficially Owned (2)
Ray W. Grimm, Jr.	66,905,836	42.54%
Alfred Hanser	11,379,975	7.24%
Joseph V. Caracciolo	1,254,260	0.80%
Total Officers and Directors as a Group (three persons)	79,540,071	50.57%

(1)	The address for Messrs. Grimm, Hanser and Caracciolo is c/o of FemOne, Inc., 1905 Aston Avenue, Suite 101, Carlsbad, California, 92008.
(2)
Applicable percentage ownership as of March 31, 2006 is based upon 157,285,122 shares of common stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges ("Purchase Rights") are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such Purchase Rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. "Beneficial ownership" under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power. As of April 14, 2006, the beneficial owners named above held no outstanding Purchase Rights.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors

/s/ Ray W. Grimm, Jr.
Ray W. Grimm, Jr.
Chief Executive Officer

Dated: April 27, 2006

EXHIBIT A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FEMONE, INC.

To the Secretary of State
State of Nevada

Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers of FemOne, Inc. (the "Corporation"), which is a corporation for profit organized under the laws of the State of Nevada, do hereby certify that the following is the entire text of the Articles of Incorporation of the Corporation as heretofore amended and as hereby restated, and that the Board of Directors of the Corporation at a meeting duly convened and held on the ____day of April, 2006 adopted resolutions to amend and restate the Corporation's Articles of Incorporation as follows:

ARTICLE ONE: The name of the Corporation is ACTIS Global Ventures, Inc.

ARTICLE TWO: The purpose of the corporation is to engage in any lawful act or activity not in conflict with the laws of the State of Nevada or of the United States of America.

ARTICLE THREE: The Corporation is authorized to issue one (1) class of stock, which is voting Common Stock. The shares of Common Stock which this Corporation is authorized to issue shall have a par value of One-Tenth of One Cent ($.001) per share and the number of shares of Common Stock this Corporation is authorized to issue is five billion (5,000,000,000) shares.

ARTICLE FOUR: The Corporation shall, to the fullest extent permitted by Nevada Revised Statutes Section 78.751, as the same may be amended, supplemented or replaced from time to time, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which one indemnified hereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Pursuant to said Section 78.751, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

ARTICLE FIVE: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Nevada Revised Statutes as the same exist or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The number of shares of the Corporation outstanding and entitled to vote on an amendment to and restatement of the Articles of Incorporation are __________________________________ (___________) shares of common stock. The foregoing amendment and restatement has been consented to and approved by a majority vote of the stockholders holding at least a majority of the common stock outstanding and entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned officers have hereunto subscribed our names this __day of _____, 2006.

____________________________________
Ray W. Grimm, Jr.,
Chief Executive Officer

____________________________________
Alfred Hanser, Secretary